Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT

TO PURCHASE 75,000 SHARES OF COMMON STOCK OF ADCARE HEALTH SYSTEMS, INC.

October 26, 2013

THIS CERTIFIES THAT, for value received, CANTONE RESEARCH, INC. or its registered assigns (the "Holder") is entitled to purchase from ADCARE HEALTH SYSTEMS, INC., an Ohio corporation (the "Company"), at any time or from time to time after the date hereof and prior to 5:00 p.m., Atlanta, Georgia time, on October 26, 2015 (the "Expiration Date"), at the place where the Warrant Agency (as hereinafter defined) is located, at the Exercise Price (as hereinafter defined), the number of shares of common stock, no par value (the "Common Stock"), of the Company specified above, subject to the terms and conditions as hereinafter provided.

Capitalized terms used and not otherwise defined in this Warrant shall have the meanings set forth in Article IV hereof.

ARTICLE I

EXERCISE OF WARRANTS

1.1    Method of Exercise.

(a)    To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at the Warrant Agency: (i) this Warrant; (ii) a written notice, substantially in the form of the subscription notice attached hereto as Annex 1, of such Holder's election to exercise this Warrant, which notice shall specify the number of whole shares of Common Stock to be purchased, the denominations of the share certificate or certificates desired and the name or names of the Eligible Holder(s) in which such certificates are to be registered (the "Exercise Notice"); and (iii) payment of the Exercise Price with respect to such shares of Common Stock. Such payment may be made, at the option of the Holder, by cash, money order, certified or bank cashier's check or wire transfer.

(b)    The Company shall, as promptly as practicable and in any event within three (3) Business Days thereafter, execute and deliver or cause to be executed and delivered, in accordance with an Exercise Notice delivered pursuant to Section 1.1(a), a certificate or certificates representing the aggregate number of shares of Common Stock specified in the Exercise Notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such Exercise Notice (or, if such Exercise Notice shall not specify denominations, one certificate shall be issued) and shall be issued in the name of the Holder or such other name or names of Eligible Holder(s) as shall be designated in such Exercise Notice . Such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed to have exercised this Warrant and for all purposes to have become holders of record of such shares, as of the date the Exercise Notice is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. The Company shall pay all expenses payable in connection with the preparation, issuance and delivery of share certificates and new Warrants (other than transfer or similar taxes in connection with the transfer of securities), except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice or promptly upon receipt of a written request of the Company for payment.

(c)    If this Warrant shall be surrendered for exercise within any period during which the transfer books for shares of the Common Stock purchasable upon the exercise of this Warrant are closed for any purpose, then the Company shall not be required to make delivery of certificates for the Common Stock purchasable upon such exercise until the date of the reopening of said transfer books.

1.2    Shares To Be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

1.3    No Fractional Shares To Be Issued.     The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. The Holder may only elect to exercise this Warrant with respect to a whole number of shares of the Common Stock.

1.4    Securities Laws; Share Legend. The Holder, by acceptance of this Warrant, agrees that this Warrant and all shares of Common Stock issuable upon exercise of this Warrant will be disposed of only in accordance with the Securities Act of 1933, as amended, and any successor Federal statue, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"). In addition to any other legend which the Company may deem advisable under the Securities Act and applicable state securities laws, and unless the shares of Common Stock issuable upon exercise of this Warrant are registered for resale under the Securities Act, all certificates representing shares of Common Stock (as well as any other securities issued hereunder in respect of any such shares) issued upon exercise of this Warrant shall be endorsed as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHER WISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED .

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel (in form and substance reasonably satisfactory to the Company) selected by the Holder of such certificate and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

1.5    Exercise Limitations. Notwithstanding anything herein to the contrary, the Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1.1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with such Holder's Affiliates, and any other Person or entity acting as a group together with the Holder or any of the Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of this Section 1.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 1.5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be made in good faith by the Company in consultation with the Holder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this Section 1.5 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.5 to correct this Section 1.5 (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 1.5 shall apply to all Eligible Holders of this Warrant.

ARTICLE II

WARRANT AGENCY; TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANT

2.1    Warrant Agency. Until such time, if any, as an independent agency shall be appointed by the Company to perform services described herein with respect to this Warrant (the

"Warrant Agency"), the Company shall perform the obligations of the Warrant Agency provided herein at its principal office address or such other address as the Company shall specify by prior written notice to the Holder.

2.2    Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

2.3    Transfer of Warrant. This Warrant may only be transferred to a purchaser subject to and in accordance with this Section 2.3 and Section 1.4 hereof, and any attempted transfer which is not in accordance with this Section 2.3 and Section 1.4 hereof shall be null and void and the transferee shall not be entitled to exercise any of the rights of the Holder of this Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of such transfers of Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency in accordance with this Section 2.3, together with a written assignment of this Warrant, substantially in the form of the assignment attached hereto as Annex 2, duly executed by the Holder or its duly authorized agent or attorney-in-fact, with signatures guaranteed by a bank or trust company or a broker or dealer registered with the Financial Industry Regulatory Authority, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender of this Warrant in accordance with this Section 2.3, the Company (subject to being satisfied that such transfer is in compliance with Section 1.4 hereof) shall execute and deliver a new Warrant or Warrants of like tenor and representing in the aggregate the right to purchase the same number of shares of Common Stock in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued. The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer of this Warrant or the issuance or delivery of certificates for Common Stock in a name other than that of the registered holder of this Warrant.

2.4    Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants, in connection with the partial exercise of this Warrant, upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys-in-fact. Subject to compliance with Sections 1.4 and 2.3 hereof as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

2.5    Loss, Theft, Destruction or Mutilation of Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security (in customary form) reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant and upon reimbursement of the Company's reasonable incidental expenses, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

ARTICLE III

ADJUSTMENT PROVISIONS

3.1    Adjustments Generally. The Exercise Price and the number of shares of Common
Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article III.

3.2    Common Share Reorganization and Stock Dividend Payments. If the Company, at any time this Warrant is outstanding, (a) shall subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "Common Share Reorganization"), or (b) pay a stock dividend (except scheduled dividends paid on preferred stock which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock payable in shares of Common Stock (any such event being called a "Stock Dividend Payment"), then (i) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of a Common Share Reorganization or at which the holders of shares of Common Stock or any other class of capital stock are determined for purposes of a Stock Dividend Payment, as the case may be, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Share Reorganization or Stock Dividend Payment, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Share Reorganization or Stock Dividend Payment, as the case may be, and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Share Reorganization or Stock Dividend Payment, as the case may be, by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Share Reorganization or Stock Dividend Payment, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Share Reorganization or Stock Dividend Payment, as the case may be.

3.3    Capital Reorganization. If, at any time this Warrant is outstanding, there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Common Share Reorganization, Stock Dividend Payment or a change in par value) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to the Holder and to the Warrant Agency an agreement as to the Holder's rights in accordance with this Section 3.3, providing for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article III. The provisions of this Section 3.3 shall similarly apply to successive Capital Reorganizations.

3.4	Adjustment Rules.

(a)    Any adjustments pursuant to this Article III shall be made successively whenever an event referred to herein shall occur.

(b)    If the Company shall set a record date to determine the holders of shares of Common Stock or any other class of capital stock, as the case may be, for purposes of a Common Share Reorganization, Stock Dividend Payment or Capital Reorganization and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Article III in respect of such action.

3.5    Notice of Adjustments. The Company shall give notice to the Holder prior to any record date or effective date, as the case may be, in respect of any Common Share Reorganization, Stock Dividend Payment or Capital Reorganization describing, in each case, such event in reasonable detail and specifying such record date or effective date, as the case may be. In addition, after the record date or effective date, as the case may be, of any Common Share Reorganization, Stock Dividend Payment or Capital Reorganization, the Company shall promptly give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.

3.6    Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Article III are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors may make, in its discretion, an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock into which the Warrant is exercisable as otherwise determined pursuant to any of the provisions of this Article III, except in the case of a combination of shares of a type contemplated in Section 3.2 and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 3.2.

ARTICLE IV

DEFINITIONS

The following terms, as used in this Warrant, have the following respective meanings:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.

'Beneficial Ownership Limitation" has the meaning set forth in Section 1.5.

"Business Days" means each day in which banking institutions in Atlanta, Georgia are not required or authorized by law or executive order to close.

"Capital Reorganization" has the meaning set forth in Section 3.3.

"Commission" means the Securities and Exchange Commission.

"Common Share Reorganization" has the meaning set forth in Section 3.2.

"Common Stock" has the meaning set forth in the first paragraph of this Warrant.

"Company" has the meaning set forth in the first paragraph of this Warrant.

"Eligible Holder" means the Holder and any permitted transferee of the Holder pursuant to and in accordance with this Warrant.

"Exchange Act" has the meaning set forth in Section 1.5.

"Exercise Date" has the meaning set forth in the first paragraph of this Warrant.

"Exercise Price" means US $3.96 per share of Common Stock, as may be adjusted pursuant to Article III.

"Expiration Date" has the meaning set forth in the first paragraph of this Warrant.

"Exercise Notice" has the meaning set forth in Section 1.1(a).

"Holder" has the meaning set forth in the first paragraph of this Warrant.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Securities" has the meaning set forth in Section 5.1(a).

"Securities Act" has the meaning set forth in Section 1.4.

"Stock Dividend Payment" has the meaning set forth in Section 3.2.

"Warrant Agency" has the meaning set forth in Section 2.1.

"Warrants" mean this Warrant and other warrants of like tenor issued pursuant to Section 2.3.

ARTICLE V
REPRESENTATIONS AND OTHER AGREEMENTS

5.1    Representations of Holder. The Holder hereby represents to the Company as follows:

(a)    Own Account. The Holder understands that this Warrant and all shares of Common stock issuable upon exercise of this Warrant (together, the "Securities") are "restricted securities" and have not been and will not be registered under the Securities Act or any applicable state securities law. The Holder is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law. The Holder is acquiring the Securities hereunder in the ordinary course of its business.

(b)    Holder Status. At the time the Holder was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises this Warrant it will be, an "accredited investor" as defined under Rule 501 under the Securities Act.

(c)    Experience of the Holder. The Holder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(d)    General Solicitation. The Holder is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.2	Other Agreements.

(a)    The Holder acknowledges that the Company is subject to the rules and regulations of the NYSE MKT, including, without limitation, the provisions of the NYSE MKT Company Guide. The Holder agrees that, notwithstanding anything herein to the contrary, this Warrant shall not be exercisable in whole or in part unless and until the NYSE MKT has approved the listing of the shares of Common Stock issuable upon exercise of this Warrant for quotation on the NYSE MKT, and the Company agrees to seek, and diligently pursue, such approval as soon as practicable.

(b)    No later than seventy-five (75) days after the date of this Warrant, the Company shall file with the Commission a registration statement seeking to register under the Securities Act the resale by the Holder of the shares of Common Stock issuable upon exercise of this Warrant.

ARTICLE VI
MISCELLANEOUS

6.1    Governing Law. This Warrant shall be governed in all respects by the laws of the State of Ohio, without reference to its conflicts of law principles.

6.2    Covenants To Bind Successor and Assigns. All covenants, stipulations, promises and agreements contained in this Warrant by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

6.3    Entire Agreement. This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenant except as specifically set forth herein or therein.

6.4    Waivers and Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holder of this Warrant.

6.5    Notices.    All notices or other communications required or permitted hereunder shall be in writing and shall be mailed by express, registered or certified mail, postage prepaid, return receipt requested, sent by facsimile (with confirmation of transmission received and followed by the posting of a "hard copy" of the notice or communication by first-class U.S. mail), or by courier service guaranteeing overnight delivery with charges prepaid, or otherwise delivered by hand or by messenger, and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered or facsimile is sent to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing), or, if sent by registered or certified mail, on the third business day after the day on which mailed, addressed to such party at such address.

In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Company and the Warrant Agency in writing that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder. In the case of the Company, such notices and communications shall be addressed as follows: Attention: Chief Financial Officer, AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, GA 30076.

6.6    Survival of Agreements; Representations and Warranties, etc.    All warranties, representations and covenants made by the Company herein shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrant, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as this Warrant is outstanding.

6.7    Severability. In case any one or more of the provisions contained in this Warrant shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.8    Section Headings. The section headings used herein are for convenience of reference only, do not constitute a part of this Warrant and shall not affect the construction of or be taken into consideration in interpreting this Warrant.

6.9    No Right s as Shareholder ; No Limitations on Company Action.    This Warrant shall not entitle the Holder to any rights as a shareholder of the Company. No provision of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its certificate of incorporation, reorganize, consolidate or merge with or into another corporation or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights or powers.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant dated October 26, 2013, to be executed by its duly authorized representative.

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Ronald W. Fleming
Name:	Ronald W. Fleming
Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED TO BY: CANTONE RESEARCH, INC.

By:	/s/ Anthony J. Cantone
Name:	Anthony J. Cantone
Its:	CEO

Annex 1

EXERCISE NOTICE

TO:    AdCare Health Systems, Inc.
1145 Hembree Road
Roswell, GA 30076

Attention :    Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant , hereby irrevocably elects to purchase      shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $ . Such payment takes the form of$ in cash or by money order, certified or bank cashier 's check, or by wire transfer for such amount.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to    whose address is
. The undersigned also requests that the certificates for the shares be issued in the following denominations:     .

The undersigned represents and warrants that (i) all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act; and (ii) the undersigned is an accredited investor within the meaning of Regulation D under the Securities Act.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)
Address:

Annex 2

Assignment

For value received, the undersigned hereby sells, assigns and transfers unto:

Name:
(Please type or print in block letters)

Address:

the right to purchase Common Stock (as defined in the attached Warrant) represented by the attached Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint          , attorney-in-fact, to transfer said Warrant on the books of AdCare Health Systems, Inc., with full power of substitution in the premises.

Dated:

Signature:
Note:    The above signature should correspond exactly with the name on the face of the attached Warrant.

Printed Name:
Title: